                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a- 12

                            BIOLASE TECHNOLOGY, INC.
                (Name of Registrant as Specified In Its Charter)

                            BIOLASE TECHNOLOGY, INC.
                    (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):  N/A

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies.

    ____________________________________________________________________________

    2)   Aggregate number of securities to which transaction applies.

    ____________________________________________________________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

    ____________________________________________________________________________

    4)   Proposed maximum aggregate value of transaction.

    ____________________________________________________________________________

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

    ____________________________________________________________________________

    2)  Form, Schedule or Registration Statement No:

    ____________________________________________________________________________


    3)  Filing Party:

    ____________________________________________________________________________

    4)   Date Filed:

    ____________________________________________________________________________

                            BIOLASE TECHNOLOGY, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held on May 19, 1998

                             ---------------------


To All Stockholders:

     The Annual Meeting of Stockholders of BioLase Technology, Inc. (the "Company") will be held at the Company's offices, 981 Calle Amanecer, San Clemente, California, on May 19, 1998, at 2:00 p.m. for the following purposes:

     To elect three directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

     To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the year ending December 31, 1998.

     To transact such other business as may properly come before the Annual
          Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on April 10, 1998, as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     You are cordially invited to attend the meeting in person. However, whether or not you plan to attend, we urge you to complete, date, sign and return the enclosed proxy card without delay in the accompanying envelope (to which no postage need be affixed if mailed in the United States) so that your shares may be represented at the Meeting.



                                 FEDERICO PIGNATELLI
                                       Chairman


April 20, 1998

                            BIOLASE TECHNOLOGY, INC.
                               981 Calle Amanecer
                         San Clemente, California 92673

                             ---------------------
                                PROXY STATEMENT
                             ---------------------


                              GENERAL INFORMATION


Solicitation, Revocation and Voting of Proxies

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BioLase Technology, Inc. (the "Company"), in connection with the Annual Meeting of Stockholders to be held at 2:00 p.m. on May 19, 1998, at the Company's offices, 981 Calle Amanecer, San Clemente, California, and at any and all adjournments thereof. It is anticipated that this Proxy Statement and accompanying proxy will first be mailed to stockholders on or about April 20, 1998.

     The accompanying proxy, if properly executed and returned, will be voted as specified by the stockholder or, if no vote is indicated, the proxy will be voted FOR the Company's nominees for director, and FOR the ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants. As to any other matter of business which may be brought before the Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the persons voting the same, but management does not know of any such other matter of business. A stockholder may revoke his or her proxy at any time prior to the voting of shares by voting in person at the Meeting or by filing with the Secretary of the Company a duly executed proxy bearing a later date or an instrument revoking the proxy.

     The costs of solicitation of proxies will be paid by the Company. In addition to soliciting proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. Banks, brokers, fiduciaries and other custodians and nominees who forward proxy soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocket expenses.

Record Date and Voting Rights

     Only stockholders of record of the Company's Common Stock as of the close of business on April 10, 1998 will be entitled to vote at the Meeting. On that date, there were outstanding

13,478,586 shares of Common Stock, which constituted all of the outstanding voting securities of the Company, each of which is entitled to one vote per share. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at the Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the existence of a quorum.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 10, 1998, relating to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to beneficially own more than 5% of the outstanding shares, (ii) each director of the Company, including Donald A. La Point, Chief Executive Officer and (iii) all executive officers and directors of the Company as a group.

                                      Number of Shares     Percent
       Name and Address(1)           Beneficially Owned    of Class
       -------------------           ------------------    --------
 Federico Pignatelli                       353,750 (2)        2.6%

 Donald A. La Point                        403,076 (3)        2.9%

 George V. d'Arbeloff                       51,517 (4)         *

 Advisor's Capital                       1,571,724 (5)       11.4%
 Investments, Inc. dba
 Perspective Advisory Group
 17 Tripp Road
 Woodstock, CT  06281

 All Executive Officers                  1,248,506 (6)        8.6%
  and Directors as a
  Group (nine persons)

-------------------------

*    Less than one percent.

(1) Unless otherwise indicated, address of each person is c/o the Company, 981 Calle Amanecer, San Clemente, California 92673.

(2) Includes 171,250 shares issuable under options which are exercisable on or within 60 days of April 10, 1998.

(3) Includes 400,000 shares issuable under options which are exercisable on or within 60 days of April 10, 1998.

(4) Includes 33,335 shares which are issuable under options and warrants which are exercisable on or within 60 days of April 10, 1998.

(5) Advisor's Capital Investments, Inc. expressly disclaims beneficial ownership of these shares; it does not have the sole or shared power to vote or to direct the vote of such shares, but does have shared power to dispose or to direct the disposition of such shares.

(6) Includes, in addition to the shares described in notes (2), (3) and (4), 426,475 shares issuable under options which are exercisable on or within 60 days of April 10, 1998.


                      PROPOSAL ONE - ELECTION OF DIRECTORS

     The three directors to be elected at the Meeting will hold office until the next Annual Meeting of Stockholders and until the election of their respective successors. The nominees receiving the highest number of affirmative votes, up to the number of directors to be elected, will be elected directors. Broker non-votes and votes withheld will have no effect on the election. All proxies received by the Board of Directors will be voted for the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable or declines to serve, an event that is not anticipated, the proxies will be voted for the election of such replacement nominee as may be designated by the Board of Directors.

     The nominees for director are:

                      Name             Age   Director Since
                      ----             ---   --------------
             Federico Pignatelli        45        1991
             Donald A. La Point         43        1994
             George V. d'Arbeloff       53        1996

  Mr. Pignatelli has been Chairman of the Board of Directors since January 1994 and a director of the Company since August 1991. Since 1992, he has been President of EuroCapital Partners, Inc., an investment banking firm. He also serves as Chairman of the Board and Chief Executive Officer of Studio Management, Inc., the general partner of Pier 59 Studio, L.P., a limited partnership that operates in New York City the world's largest complex of professional photographic and digital studios, and as a director of Fountain Powerboat Industries, Inc., a high performance sport powerboat and sport fishing boat manufacturer listed on The Nasdaq National Market System. From 1990 to 1992, Mr. Pignatelli was associated with Gruntal & Company, an investment banking firm and brokerage firm, as a Managing Director. Previously, Mr. Pignatelli was associated with Ladenburg, Thalmann & Co., Inc., a New York investment banking and brokerage firm, as a Managing Director.

  Mr. La Point has been President and Chief Executive Officer of the Company since February 1995. Mr. La Point joined the Company in 1991 as Regional Sales Manager, and later became National Director of Sales. Mr. La Point was elected a director of the Company in May 1994, was elected as Executive Vice President of Marketing and Sales in July 1994, and became Chief Executive Officer in February 1995 and President in March 1995. He is a fellow in the American Society for Lasers in Medicine and Surgery and is a member of the Academy of Laser Dentistry, the German Laser Academy and the Korean Laser Association. In 1995, Mr. La Point received certification from Harvard Medical School in Current Concepts in Cutaneous Laser Surgery.

  Mr. d'Arbeloff joined the Company's Board of Directors in December 1996. Mr. d'Arbeloff has served since November 1996 as the Chief Executive Officer of Retail Solutions, Inc., a start-up company involved in the development and marketing of inventory control and scanning-based computer systems for retail
stores.    From 1967 to November 1996, he served in various executive capacities with Teradyne, Inc., a manufacturer of testing equipment for the semiconductor and electronics industries, including Vice President of Corporate Relations from 1995 to 1996, Vice President and General Manager of the Semiconductor Test Group from 1992 to 1995 and Vice President and General Manager of the Industrial/Consumer Division of the Semiconductor Test Group from 1982 to 1992.

  The Company has recently entered into a letter of intent to acquire all or substantially all of the assets of Laser Skin Toner, Inc. The Letter of Intent contemplates that upon the consummation of that acquisition the size of the Company's Board of Directors would be increased and an affiliate of Laser Skin Toner, Inc. would be elected to the Board of Directors. Consummation of the acquisition is subject to a number of conditions including satisfactory completion of due diligence examinations and negotiation of a mutually acceptable definitive agreement, and there can be no assurance that the acquisition will be consummated.

Information Concerning Board and Committee Meetings

  The Company's Board of Directors held two meetings during the year ended December 31, 1997 and also acted by written consent several times. The Compensation Committee of the Board of Directors approves the compensation of employees whose annual salary equals or exceeds $60,000, and such Committee also serves as the Stock Option Committee which approves option grants under the Company's stock option plans. During 1997, the Compensation Committee held one meeting; the Stock Option Committee did not meet in 1997 (stock options granted were approved by the Board of Directors). The current members of the Compensation Committee are Federico Pignatelli and George d'Arbeloff. The Company also has an Audit Committee comprised of Messrs. Pignatelli and d'Arbeloff. The Audit Committee assists the Board of Directors in selecting independent auditors to audit the Company's financial statements, reviews the audit with the auditors and management, and consults with the auditors and management regarding risk management and the adequacy of the Company's financial and accounting procedures and controls. The Audit Committee met once in 1997. The Company does not currently have a nominating committee. In 1997, all directors attended all meetings of the Board of Directors and the Committees of which they were members.

Directors' Compensation

  The Company's directors do not receive cash directors' fees, but are reimbursed for business expenses incurred in connection with their duties as directors.

  On the date of each annual meeting of BioLase's stockholders (which generally occurs in the second quarter of each year), each non-employee director elected at such meeting is automatically granted an option to purchase 20,000 shares of Common Stock at the market price of Common Stock on that date, which option vests at the rate of 5,000 shares per quarter, beginning three months after the grant date. Any non-employee director who is first elected a director at any time other than at an annual meeting of stockholders is automatically granted an option on the date of his election as a director for a number of shares determined by multiplying 1,667 by the number of full months remaining until the next June 1, which options vest at a rate of 1,667 shares per month beginning on the last day of the first full month following the grant date. On May 20, 1997, Messrs. Pignatelli and d'Arbeloff each received options to purchase 20,000 shares of Common Stock, at an exercise price of $3.9375 per share.

Executive Officers

  The executive officers of the Company (other than Donald A. La Point, who also serves as and is a nominee for Director) are as follows:

  Al Diaz. Mr. Diaz, 42, has been Vice President of Operations of the Company since March 1998. From December 1995 through November 1997, Mr. Diaz served as Vice President of Operations for the Biomedical Division of Sorin Biomedica, an Italian manufacturer of cardiovascular implants. From June 1995 through December 1995, Mr. Diaz was a Director of Manufacturing of the cardiovascular group of Baxter Health Care, Inc., a manufacturer of medical products. From June 1994 through June 1995, Mr. Diaz served as Director of Operations of Laerdal Medical, Inc., a manufacturer of external portable defibrillators. From 1987 through June 1994, Mr. Diaz was associated with Advanced Interventional Systems, Inc., a manufacturer of Eximer laser systems, where he served as Director of Operations from March 1992 through June 1994 and Manufacturing Manager from 1987 through March 1992.

  Andrew Kimmel. Mr. Kimmel, 29, has been Vice President of Engineering and Regulatory Affairs of the Company since February 1998. From May 1997 to February 1998, he served as the Company's Vice President of Internal Programs. Mr. Kimmel joined the Company in 1991 as an electrical engineer and held various key positions within the Company's engineering and service departments. He was promoted to Director of Regulatory Affairs in 1995, where his primary area of responsibility was the aggregation and submission of data for applications to the United States Food and Drug Administration regarding the Company's products.

  Alan Reich. Mr. Reich, 43, has served as Vice President of Strategic Planning of the Company since February 1998. Mr. Reich joined the Company in September 1997 as Midwestern Senior Area Manager of Dental Laser Sales. From November 1994 through September 1997, Mr.Reich served as the Senior Area Sales Manager for the Midwest region of Premier Laser Systems, Inc. From November 1989 through September 1994, he was a hematology sales representative for Coulter Corporation, a privately held manufacturer of blood analyzers.

  Ioana Rizoiu. Ms. Rizoiu, 34, has served as Vice President of Research and Development of the Company since May 1997. Ms. Rizoiu joined the Company in February 1992 as a physicist, where she played a significant role in the development of the Company's prior laser-based products and its present HydroKinetic technology. In 1995, she was promoted to Director of Research and Development, where her responsibilities included the design and development of the delivery system utilized to transport the HydroKinetic technology to the target tissue. She has also served as project manager for the LaserBrush toothbrush since 1995.

  Richard Shock. Mr. Shock, 50, has served as Vice President of Sales and Marketing of the Company since February 1998. Mr. Shock joined the Company in September 1997 as National Director of Dental Laser Sales. From March 1993 through September 1997, Mr. Shock served first as Southeast Area Sales Manager and then as National Sales Manager of Premier Laser System, Inc., an Irvine, California-based manufacturer and distributor of medical and dental laser systems. From August 1990 through March 1993 he was a Regional Product Consultant and then National Sales Trainer for American Dental Technology, Inc., a laser manufacturer.

  Stephen R. Tartamella. Mr. Tartamella, 45, has been Vice President of Finance/Administration and Chief Financial Officer of the Company since August 1995. Mr. Tartamella joined the Company in 1994 as a consultant and became Corporate Controller in May 1994. Mr. Tartamella served as a financial consultant from October 1992 until joining BioLase in 1994. From mid-1990 to October 1992, Mr. Tartamella served as Vice President of Finance/Administration and Chief Financial Officer of Taylor Dunn Manufacturing, a manufacturer of electric and gas powered utility carts.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table provides compensation information for the periods indicated with respect to the person who served as the Company's chief executive officer during the year ended December 31, 1997 (the "Named Officer"). No other executive officer of the Company received total salary and bonus in excess of $100,000 during 1997.

                                         Annual Compensation    Long-Term Compensation
                                         -------------------    ----------------------
Name and                      Fiscal                            Securities Underlying
Principal Position             Year       Salary    Bonus            Options (#)
------------------            ------      ------    -----       ----------------------

Donald A. La Point             1997      $145,000   $ -                  50,000
Chief Executive Officer        1996      $104,367   $ -                 100,000
                               1995(1)   $101,367   $ -                 250,000(2)

--------------------
(1) Mr. La Point was elected Chief Executive Officer of the Company on February 13, 1995.

(2) Includes options to purchase an aggregate of 200,000 shares, of which options to purchase 145,000 shares had been granted in previous years and were amended in 1995 to reduce the exercise price thereof.

Fiscal 1997 Option Grants

  Shown below is information regarding stock options granted to the Named Officer during the year ended December 31, 1997.

                          Number of
                         Securities     Percent of Total
                         Underlying      Options Granted    Exercise
                           Options       to Employees in      Price     Expiration
      Name               Granted(#)        Fiscal Year      ($/Share)      Date
      ----               ----------     ----------------    ---------   ----------

Donald A. La Point          50,000(1)          22%             3.00      7/22/07

-----------------
(1)  These options vested 100% at the date of grant.


Fiscal Year Option Exercises and Fiscal Year-End Option Values

  Shown below is information regarding unexercised stock options held by the Named Officer at December 31, 1997. No stock options were exercised by the Named Officer during 1997.

                   Number of Securities Underlying
                       Unexercised Options at        Value of Unexercised In-The-Money
     Name                Fiscal Year End (#)           Options at Fiscal Year End ($)
----------------   -------------------------------   ---------------------------------
                   Exercisable       Unexercisable   Exercisable      Unexercisable
                   ---------------   -------------   --------------   ----------------

Donald A.
La Point              397,917            2,083         543,124            3,776

Compensation Committee Interlocks and Insider Participation

  In 1997, Mr. Pignatelli was the only member of the Company's Compensation Committee who was an officer or employee of the Company during such year. He, however, is not an executive officer or employee of the Company.

Compliance with Section 16 of the Exchange Act

  Section 16 of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and holders of 10% or more of the Company's Common Stock to file reports of ownership (Form 3) and changes in ownership (Forms 4 and 5) with the Securities and Exchange Commission ("SEC") and to furnish the Company with copies of all such forms which they file with the SEC.

  The Company does not have any information which indicates that any director, officer or 10% shareholder of the Company during the year ended December 31, 1997, did not timely report transactions as required under the Securities Exchange Act of 1934. In making the foregoing disclosure, the Company has relied solely on its review of copies submitted to it of Forms 3, 4 and 5 filed by such persons with the SEC with respect to the year ended December 31, 1997.


                      REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee sets and administers the policies governing the Company's compensation program, including stock option plans. The Committee discusses and considers executive compensation matters and makes its decisions, subject to review by the Company's Board of Directors.

  The goals of the Company's executive compensation program are to attract and retain executive officers who will strive for excellence and to motivate those individuals to achieve superior performance by providing them with rewards for assisting the Company in meeting targets regarding technology, revenues and profitability. Overall compensation is intended to be set at a level competitive with the amounts paid to management of companies with similar business structures, sizes and stages of development. Compensation for the Company's executive officers consists of base salary, a potential cash bonus and stock options granted under the Company's stock option plans.

  The Compensation Committee sets the annual base salary for the Company's Chief Executive Officer and reviews and approves, with appropriate modifications, the proposed annual base salary for the Company's other executive officers. None of the Company's executive officers has an employment agreement. Their base salaries are based upon industry and peer group surveys, an analysis of the respective executive officer's performance and judgments as to the expected future contributions of each executive officer.

  The Compensation Committee may also award annual cash bonuses based on the Company's results of operations and financial position and a review of the performance of each executive officer in such officer's areas of responsibility and each executive officer's respective contribution to the Company's operating performance. The Company's operating plan is the principal point of reference utilized by the Compensation Committee. No cash bonuses were awarded in 1997.

  During each fiscal year, the Compensation Committee considers the desirability of option grants to the Company's executive officers under the Company's stock option plans. The Compensation Committee believes that stock options encourage the attainment of strategic goals over time and align employee and stockholder interests. In determining the grants of stock options to executive officers in the most recent fiscal year, the Compensation Committee reviewed the recommended individual awards for officers other than the Chief Executive Officer, and considered the past and anticipated responsibilities, specific assignments, strategic and operational goals, performance and contributions of each executive officer, as well as the number of options previously granted to the officer and the number of shares subject to options that had vested and would vest in the future.

                                             COMPENSATION COMMITTEE

                                             Federico Pignatelli
                                             George d'Arbeloff


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  PacVest Associates, Inc., an affiliate of Advisor's Capital Investments, Inc., served as placement agent in the October 1996 private placement. In connection therewith, PacVest Associates, Inc. received aggregate commissions of $400,000 and warrants, expiring on December 31, 1998, to purchase an aggregate of 90,910 shares of the Company's Common Stock at an exercise price of $3.50 per share. Robert K. Mann, President and a director of PacVest Associates, Inc., received warrants, with the same terms and conditions as those received by PacVest Associates, Inc., to purchase an aggregate of 100,000 shares of the Company's Common Stock.

                            STOCK PERFORMANCE GRAPH

  The following graph presents a comparison of cumulative total stockholder returns, for the five years ended December 31, 1997, for the Company's Common Stock, The Nasdaq SmallCap Market and an index average of the Company's peer group, composed of comparable publicly-traded companies involved in the Company's line of business, the manufacture and sale of electromedical and electrotherapeutic devices. The graph assumes the investment of $100 on January 1, 1993 and the reinvestment of all dividends, if any. The total return performance shown on the graph is not necessarily indicative of future total return performance of the Company's Common Stock.


                                           Annual Return Percentage
                                           ------------------------
                                                 Years Ending

Company Name/Index                  Dec93    Dec94    Dec95    Dec96    Dec97
------------------                 ------   ------   ------   ------   ------

BioLase Technology, Inc.            -81.62   -67.99   250.00    14.29   -17.20

S & P SmallCap 600 Index             18.79    -4.77    29.96    21.32    25.58

Peer Group*                         -17.96    15.93    90.11     6.21    34.86


                                                 Indexed Returns
                                                 ---------------
                                                  Years Ending
                                    Base
Company Name/                       Period
Index                               Dec92    Dec93    Dec94    Dec95    Dec96    Dec97
-------------                       ------   ------   ------   ------   ------   ------
BioLase Technology, Inc.              100     18.38     5.88    20.59    23.53    19.48

S & P Smallcap 600 Index              100    118.79   113.12   147.01   178.35   223.98

Peer Group*                           100     82.04    95.11   180.81   192.03   258.98

_______________________

* Peer group includes all companies reporting pursuant to the Securities Exchange Act of 1934 under the Standard Industrial Code number 3845 (electromedical and electrotherapeutic apparatus). Currently 126 reporting companies utilize this SIC number.

                   PROPOSAL TWO - APPROVAL OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

  The Company's Board of Directors has appointed Coopers & Lybrand L.L.P. to act as the Company's independent public accountants for the fiscal year ending December 31, 1998, subject to ratification by the stockholders.

  The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Coopers & Lybrand, L.L.P. to act as the Company's independent public accountants for the fiscal year ending December 31, 1998. Broker non-votes and votes withheld will have no effect on the ratification. In view of the difficulty and the expense involved in changing accountants on short notice, the appointment for 1998 may be permitted to stand, if the Board of Directors determines that making such a change in 1998 would be too expensive or disruptive. Under such circumstances, disapproval of this Proposal Two will be considered as direction to the Board of Directors to select other independent accountants for the following year.

  A representative of Coopers & Lybrand L.L.P. is expected to be present at the Meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.


                             STOCKHOLDER PROPOSALS

  Any stockholder intending to submit to the Company a proposal for inclusion in the Company's Proxy Statement and proxy for the 1999 Annual Meeting must submit such proposal so that it is received by the Company no later than December 14, 1998.


                            DISCRETIONARY AUTHORITY

  While the Notice of Annual Meeting of Stockholders calls for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The enclosed proxy gives discretionary authority, however, in the event any additional matters should be presented.

                           ANNUAL REPORT ON FORM 10-K

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 (WITHOUT EXHIBITS) ACCOMPANIES THIS PROXY STATEMENT. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING EXHIBITS), MAY BE OBTAINED BY STOCKHOLDERS WITHOUT CHARGE BY WRITING TO: BIOLASE TECHNOLOGY, INC., 981 CALLE AMANECER, SAN CLEMENTE, CALIFORNIA 92673, ATTENTION: CORPORATE SECRETARY.

                            BIOLASE TECHNOLOGY, INC.
                               981 CALLE AMANECER
                         SAN CLEMENTE, CALIFORNIA 92673

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Federico Pignatelli and Stephen R. Tartamella, and each of them, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote as designated below, all the shares of Common Stock of BioLase Technology, Inc. (the "Company") held of record by the undersigned on April 10, 1998, at the Annual Meeting of Stockholders to be held on May 19, 1998, or any adjournments thereof.

1. ELECTION OF DIRECTORS

   [_] FOR all nominees listed below  [_] WITHHOLD AUTHORITY
       (except as marked to the           to vote for all nominees listed below
       contrary below)

  (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below.)

                              FEDERICO PIGNATELLI
                               DONALD A. LA POINT
                              GEORGE V. D'ARBELOFF

2. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the year ending December 31, 1998.

                            [_] FOR      [_] AGAINST

3. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the meeting.

  This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2.

                                                Dated: __________________, 1998

                                                _______________________________
                                                (Signature)

                                                _______________________________
                                                (Signature if held jointly)

                                                Please sign exactly as name
                                                appears below. When shares are
                                                held by joint tenants, both
                                                should sign. When signing as
                                                an attorney, as executor,
                                                administrator, trustee or
                                                guardian, please give full
                                                title to such. If a
                                                corporation, please sign in
                                                full corporate name, by
                                                President or other authorized
                                                officer. If a partnership,
                                                please sign in partnership
                                                name by authorized person.